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                                                                   EXHIBIT j(2)

                         INDEPENDENT AUDITORS CONSENT
                         ----------------------------


The Board of Directors and Shareholders of
AIM Equity Funds, Inc.

We consent to the use of our reports on AIM Aggressive Growth Fund, AIM Blue Chip Fund, AIM Capital Development Fund, AIM Charter Fund, AIM Constellation Fund and AIM Weingarten Fund (portfolios of AIM Equity Funds, Inc.) dated December 4, 1998 included herein and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statement of Additional Information.



                                                            /s/ KPMG LLP

                                                            KPMG LLP


Houston, Texas
February 23, 1999